EXHIBIT 3

               JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or
Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

            Dated:            November 14, 2005


K CAPITAL PARTNERS, LLC
By:  Harwich Capital Partners, LLC, managing member

By:    /s/ Robert T. Needham
      --------------------------
      Name: Robert T. Needham
      Title: Chief Administrative Officer


HARWICH CAPITAL PARTNERS, LLC

By:    /s/ Robert T. Needham
      --------------------------
      Name: Robert T. Needham
      Title: Chief Administrative Officer


K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
By:  K Capital Partners, LLC, general partner
By:  Harwich Capital Partners, LLC, managing member

By:    /s/ Robert T. Needham
      --------------------------
      Name: Robert T. Needham
      Title: Chief Administrative Officer


SPECIAL K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
By:  K Capital Partners, LLC, general partner
By:  Harwich Capital Partners, LLC, managing member

By:    /s/ Robert T. Needham
      --------------------------
      Name: Robert T. Needham
      Title: Chief Administrative Officer


ABNER KURTIN

 /s/ Abner Kurtin
----------------------
Abner Kurtin


                                       -2-